Filed Pursuant to Rule 424(b)(7)
Registration No. 333-279461

PROSPECTUS SUPPLEMENT

(To prospectus dated May 16, 2024)

Celsius Holdings, Inc.

22,451,224 SHARES OF COMMON STOCK

This prospectus supplement relates to the offer and sale by the selling stockholder identified herein of up to 22,451,224 shares of common stock of Celsius Holdings, Inc. We issued these shares on April 1, 2025 in a private transaction in connection with our acquisition of all of the issued and outstanding membership interests of Alani Nutrition LLC, pursuant to a membership interest purchase agreement entered into by and among us, the selling stockholder and the other parties thereto. We have filed this prospectus supplement with the Securities and Exchange Commission in connection with certain registration rights that we have granted the selling stockholder.

Our Common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the ticker symbol “CELH.” On June 18, 2025, the last reported sale price for our common stock on Nasdaq was $44.07 per share.

The selling stockholder identified in this prospectus supplement or its successors, including its permitted transferees, pledgees or donees or their respective successors, may offer the shares from time to time through public or private transactions at fixed prices, market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The shares may be offered by the selling stockholder to or through broker-dealers or other agents, directly to investors, or through any other manner permitted by law, on a continued or delayed basis. The timing, manner and amount of any sale are within the sole discretion of the selling stockholder. See “Plan of Distribution” beginning on page S-2 of this prospectus supplement. We will not receive any proceeds from the sale of these shares by the selling stockholder.

Investing in our securities involves risks. See “Risk Factors” on page S-1 of this prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus supplement is June 20, 2025.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

We are providing information to you about this offering in two parts. The first part is this prospectus supplement, which provides the specific details regarding this offering. The second part is the accompanying base prospectus, which provides general information. Generally, when we refer to this “prospectus,” we are referring to both documents combined. Some of the information in the base prospectus may not apply to this offering. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement.

You should rely only on the information contained in, or incorporated by reference in, this prospectus supplement, the accompanying prospectus and any free writing prospectus related to this offering prepared by us or on our behalf or otherwise authorized by us. We have not, and the selling stockholder has not, authorized anyone to provide you with different information, and if anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the selling stockholder is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should also carefully read and consider the information in the documents to which we have referred you in the sections entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus supplement.

References in this prospectus supplement to the “Registrant,” “Celsius,” “we,” “us,” and “our” refer to Celsius Holdings, Inc., a Nevada corporation, and its subsidiaries, unless the context requires otherwise.

S-ii

RISK FACTORS

An investment in our common stock involves significant risks. You should consult with your own financial and legal advisers and carefully consider, among other matters, the risks described in our Annual Report on Form 10-K for the year ended December 31, 2024 and the other documents incorporated herein by reference. You should carefully consider the risks described in those reports and the other information in this prospectus supplement and accompanying prospectus before you decide to buy our common stock. The value of our common stock could decline due to any of these risks, and you could lose all or part of your investment.

USE OF PROCEEDS

We will not receive any proceeds from the selling stockholder’s sale of the shares of common stock offered under this prospectus supplement and the accompanying prospectus.

SELLING STOCKHOLDER

On April 1, 2025, we consummated the acquisition of all of the issued and outstanding membership interests of Alani Nutrition LLC, pursuant to a membership interest purchase agreement, dated as of February 20, 2025, entered into by and among us, the selling stockholder and the other parties thereto, and issued an aggregate of 22,451,224 shares of common stock of Celsius, which are subject to a contractual restriction that generally prohibits the sale or other transfer of such shares by the selling stockholder, with one-third of such shares released from restrictions on each of April 1, 2026, October 1, 2026 and April 1, 2027. We issued such shares of common stock in a private placement exempt from registration under the Securities Act of 1933, as amended, which we refer to as the Securities Act. In accordance with our obligations under a registration rights agreement entered into on April 1, 2025 by and among us, the selling stockholder and the other parties thereto, we have agreed to register the resale of the 22,451,224 shares of common stock offered by the selling stockholder hereby.

The selling stockholder does not currently hold, nor has the selling stockholder held within the past three years, any position or office with us or any of our predecessors or affiliates, nor does the selling stockholder currently have, or has had within the past three years, any other material relationship with us or any of our predecessors or affiliates.

The following table sets forth information with respect to the selling stockholder’s beneficial ownership of our common stock as of June 20, 2025, prior to and after giving effect to this offering. The information contained in the table below in respect of the selling stockholder has been obtained from the selling stockholder and has not been independently verified by us. The information set forth in the following table regarding the selling stockholder’s beneficial ownership of common stock after the resale of the shares offered hereby is based upon the assumption that the selling stockholder will sell all of the shares of common stock owned by the selling stockholder and covered by this prospectus supplement and the accompanying prospectus. The registration of the shares of common stock covered by this prospectus supplement does not necessarily mean that any of the shares will be sold by the selling stockholder. The timing and amount of any sale is within the selling stockholder’s sole discretion. See “Plan of Distribution” contained elsewhere in this prospectus supplement.

Selling Stockholder	Class	Number of Shares Beneficially Owned		Percent of Class(1)	Number of Shares Offered	Number of Shares of Class Beneficially Owned After Offering	Percentage of Shares of Class Beneficially Owned After Offering
Alani Holdings, LLC	common stock	22,451,224	(2)	8.70%	22,451,224	0	0%

(1)	Percentage ownership calculation is based on 257,945,760 shares of common stock outstanding as of June 18, 2025.
(2)

As the sole members of Alani Holdings, LLC (“Alani”), Trey Steiger and Max Clemons have shared voting and dispositive power over the shares of common stock held by Alani. The mailing address for Alani and Messrs. Steiger and Clemons is 13551 Triton Park Blvd, Louisville, KY 40223.

PLAN OF DISTRIBUTION

The selling stockholder will act independently of Celsius in making decisions with respect to the timing, manner and size of each and any sale of shares of common stock. The selling stockholder and any of its pledgees, donees, transferees or other successors-in-interest may, from time to time, sell any or all of the shares of common stock beneficially owned by them and offered hereby directly to investors, through one or more broker-dealers or agents, or through any other manner permitted by law, on a continuous or delayed basis. The selling stockholder will be responsible for commissions charged by any such broker-dealers or agents. The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The offering price of the common stock from time to time will be determined by the selling stockholder and, at the time of the determination, may be higher or lower than the market price of our common stock on Nasdaq or any other exchange or market. The selling stockholder may use any one or more of the following methods when selling shares:

•

through brokers or dealers (who may act as agent or principal and who may receive compensation in the form of discounts, concessions or commissions from such selling stockholder, the purchaser or such other persons who may be effecting such sales, which discounts, concessions or commissions as to any particular broker or dealer may be in excess of those customary to the types of transactions involved) for resale to the public or to institutional investors at various times;

•

through negotiated transactions, including, but not limited to, block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker or dealer as principal and resale by that broker or dealer for its account;

•

on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices;

•	in privately negotiated transactions other than exchange or quotation service transactions;

•

short sales, purchases or sales of put, call or other types of options, forward delivery contracts, swaps, offerings of structured equity-linked securities or other derivative transactions or securities;

•	hedging transactions, including, but not limited to:

•

transactions with a broker-dealer or its affiliate, whereby the broker-dealer or its affiliate will engage in short sales of shares and may use shares held by such selling stockholder to close out its short position;

•	options or other types of transactions that require the delivery of shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the shares; or

•	loans or pledges of shares to a broker-dealer or an affiliate, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares;

•	through offerings of securities exercisable, convertible or exchangeable for shares, including, without limitation, securities issued by trusts, investment companies or other entities;

•	offerings directly to one or more purchasers, including institutional investors;

•	through ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	through distribution to the security holders of the selling stockholder;

•	by pledge to secure debts and other obligations;

•	through a combination of any such methods of sale; or

•	through any other method permitted under applicable law.

Additionally, the selling stockholder may resell all or a portion of its shares in open market transactions in reliance upon Rule 144 under the Securities Act provided it meets the criteria and conforms to the requirements of Rule 144.

The selling stockholder may be deemed to be a statutory underwriter under the Securities Act and thus would be subject to the prospectus-delivery and liability provisions of the Securities Act. In addition, any broker-dealers or agents who act in connection with the sale of the shares hereunder may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act.

The selling stockholder has acknowledged that it understands its obligations to comply with the provisions of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and the rules thereunder relating to stock manipulation, particularly Regulation M. Regulation M under the Exchange Act may limit the timing of purchases and sales of any of the securities by the selling stockholder and any other person.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Such broker-dealers and any other participating broker-dealers may, in connection with such sales, be deemed to be underwriters within the meaning of the Securities Act. If the selling stockholder effects such transactions through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from such selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal, or both (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be less than or in excess of those customary in the types of transactions involved). Any discounts or commissions received by any such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

We are not aware of any plans, arrangements or understandings between the selling stockholder and any underwriter, broker-dealer or agent regarding the sale of shares of common stock by the selling stockholder.

We will pay all expenses incident to the filing of this prospectus supplement and the registration statement of which this prospectus supplement forms a part. These expenses include accounting and legal fees in connection with the preparation of the registration statement of which this prospectus supplement and the accompanying prospectus form a part, legal and other fees in connection with the qualification of the sale of the shares under the laws of certain states (if any), registration and filing fees and other expenses. We have agreed to use our commercially reasonable efforts to keep the registration of the shares offered hereby effective until the earliest of (i) the date on which such shares shall have been sold or transferred in accordance with an effective registration statement under the Securities Act or a prospectus supplement filed thereunder, (ii) the date on which such shares shall have been sold or transferred by the selling stockholder pursuant to Rule 144 (or any successor provision) or another applicable exemption from registration, (iii) October 1, 2030, and (iv) the date on which such shares cease to be outstanding.

Additionally, we have agreed to indemnify the selling stockholder, and the selling stockholder has agreed to indemnify us, against certain liabilities related to the offer and sale of the common stock by the selling stockholder, including liabilities arising under the Securities Act.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered under this prospectus supplement will be passed upon for us by Greenberg Traurig, LLP.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a) our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 3, 2025;

(b) our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 6, 2025;

(c) our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on February  20, 2025, March  3, 2025, April  1, 2025, May  29, 2025 and June 12, 2025;

(d) our Definitive Proxy Statement on Schedule 14A filed in connection with our Annual Meeting of Stockholders held on May 28, 2025, filed with the SEC on April  14, 2025 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024); and

(e) the description of our common stock, par value $0.001 per share, contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024, including any amendment or report filed with the Commission for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02, 7.01 or 9.01 of Form 8-K or any other information that is identified as, or deemed, “furnished” rather than filed, which information is not incorporated by reference herein), prior to the date on which all securities to which this prospectus supplement relates have been sold or this offering is otherwise terminated, shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any other subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus supplement (excluding exhibits unless specifically incorporated by reference into those documents). Please direct requests to us at the following address:

Celsius Holdings, Inc.

2381 NW Executive Center Drive, 4th Floor

Boca Raton, Florida, 33431

(561) 276-2239

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement we filed with the SEC and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made (or incorporated by reference) in this prospectus supplement to any of our contracts, agreements, or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement, or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

Our website address is www.celsiusholdingsinc.com. The information contained on, or accessible through, our website is not incorporated into this prospectus supplement or accompanying prospectus and does not form a part hereof or thereof.

PROSPECTUS

Celsius Holdings, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

Celsius Holdings, Inc. (“Celsius,” “we,” “us,” “our” or the “Company”) may from time to time, offer to sell, in one or more offerings, common stock, preferred stock, debt securities, warrants, or units as described in this prospectus. Each time we offer any securities pursuant to this prospectus, we will provide specific information about the offering and the specific terms, amounts and offering prices of the securities being offered in one or more prospectus supplements, which may also add to, update, supplement or clarify information contained in this prospectus. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. We urge you to carefully read this prospectus, the applicable prospectus supplement, any applicable offering materials and any documents we incorporate by reference before you make your investment decision.

We or any selling securityholders may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the agents or underwriters and any applicable fees, commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “CELH”.

Investing in our securities involves risks. Before buying any offered securities, you should carefully consider the risk factors contained in this prospectus under the heading “Risk Factors,” beginning on page 2 of this prospectus and in the “Risk Factors” section of the documents incorporated by reference in this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 16, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. We may sell any combination of the securities described in this prospectus from time to time. The types of securities that we may offer and sell from time to time pursuant to the prospectus are: common stock; preferred stock; debt securities; warrants; and units, in each case up to an indeterminate total dollar amount. As allowed by SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document to review it in its entirety.

This prospectus provides you with only a general description of the securities we may offer. Each time we or any selling securityholders sell securities pursuant to this prospectus, we will provide a prospectus supplement that contains specific information about the terms of the securities offered. You should read this prospectus and the applicable prospectus supplement together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in the “Where You Can Find More Information” section found on page 18. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus or any prospectus supplement will supersede the information in this prospectus or such prospectus supplement. Before purchasing any securities, you should carefully read this prospectus, the applicable supplement and any free writing prospectus related to the applicable securities, in each case that is prepared by us or on our behalf or that is otherwise authorized by us, together with the additional information described under the heading “Information Incorporated by Reference” found on page 17.

You should rely on only the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus related to the applicable securities that is prepared by us or on our behalf or that is otherwise authorized by us. We have not authorized any other person to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we have previously filed with the SEC and incorporate herein by reference, is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

References in this prospectus to the “Registrant,” “Celsius,” “we,” “us,” and “our” refer to Celsius Holdings, Inc. and its subsidiaries unless the context requires otherwise.

RISK FACTORS

Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Item 1A. Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement and in the other documents incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information” on page 18 of this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this prospectus and in documents incorporated by reference in this prospectus are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995 (“PSLRA”), Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are made in reliance of the safe harbor protections provided thereunder. Forward-looking statements include statements regarding the strategic investment by and long term partnership with PepsiCo, Inc. (“Pepsi”); anticipated financial performance; management’s plans and objectives for international expansion and future operations globally; the successful development, commercialization, and timing of new products; business prospects; outcomes of regulatory proceedings; market conditions; the current and future market size for existing or new products; or any stated or implied outcomes with regards to the foregoing. You can identify forward-looking statements by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described in “Item 1A-Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference in this prospectus. We do not undertake any obligation to update forward-looking statements, except to the extent required by applicable law. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA. These forward-looking statements are only predictions and reflect our views as of the date they are made with respect to future events and financial performance.

Risks and uncertainties, the occurrence of which could adversely affect our business, include the following:

•	our ability to maintain a strong relationship with Pepsi or any of our other distributors;

•	the impact of the consolidation of retailers, wholesalers and distributors in the industry;

•	our ability to maintain strong relationships with co-packers to manufacture our products;

•	our ability to maintain strong relationships with our customers;

•	the impact of increases in cost or shortages of raw materials or increases in costs of co-packing;

•

our ability to successfully generate demand through the use of third-parties, including celebrities, social media influencers, and others, may expose us to risk of negative publicity, litigation, and/or regulatory enforcement action;

•	our failure to accurately estimate demand for our products;

•	the impact of additional labeling or warning requirements or limitations on the marketing or sale of our products;

•	our ability to successfully expand outside of the United States (“U.S.”) and the impact of U.S. and international laws, including export and import controls and other risk exposure;

•	our ability to successfully complete or manage strategic transactions;

•	our ability to protect our brand, trademarks, proprietary rights, and our other intellectual property;

•	the impact of internal and external cyber-security threats and breaches;

•	our ability to comply with data privacy and personal data protection laws;

•	our ability to effectively manage future growth;

•	the impact of global or regional catastrophic events on our operations and ability to grow;

•

the impact of any actions by the U.S. Food and Drug Administration regarding the manufacture, composition/ingredients, packaging, marketing/labeling, storage, transportation, and/or distribution of our products;

•	the impact of any actions by the Federal Trade Commission on our advertising;

•	our ability to effectively compete in the functional beverage product industry and the strength of such industry;

•	the impact of changes in consumer product and shopping preferences; and

•	the impact of changes in government regulation and our ability to comply with existing regulation concerning energy drinks.

Accordingly, there can be no assurance that the forward-looking statements contained herein will occur or that objectives will be achieved, and all such forward-looking statements are expressly qualified in their entirety by the factors above, as well as those contained in the “Risk Factors” sections of the reports we file with the SEC.

THE COMPANY

This summary highlights selected information and does not contain all the information that is important to you. You should carefully read this prospectus, each applicable prospectus supplement and the documents to which we have referred to in “Information Incorporated by Reference” on page 17 of this prospectus for information about us and our financial condition and results of operation.

Celsius is a fast-growing company in the functional energy drink category in the U.S. and internationally. We engage in the development, processing, marketing, sale, and distribution of functional energy drinks to a broad range of consumers. We provide differentiated products that offer clinically proven and innovative formulas meant to positively impact the lives of our consumers. Our brand has also proven to be attractive to a broad range of customers, including fitness enthusiasts.

Our flagship asset, CELSIUS®, is marketed as a premium lifestyle and energy drink formulated to power active lifestyles with ESSENTIAL ENERGYTM. This product line comes in two versions, a ready-to-drink form and an on-the-go powder form. During 2023, we introduced a new CELSIUS® Essentials line, available in 16-ounce cans. Our products are currently offered in major retail channels across the U.S., including conventional grocery, natural, convenience, fitness, mass market, vitamin specialty and e-commerce. Additionally, our products are currently offered in certain Canadian, European, Middle Eastern and Asia-Pacific markets.

During 2024, we continued to develop our U.S. Pepsi relationship as well as expanded our international presence through the following arrangements:

•

In January 2024, we announced Pepsi as our exclusive distributor in Canada, as well as a new relationship established with Lucozade Ribena Suntory Limited to serve as our exclusive sales and distribution partner in the United Kingdom and the Republic of Ireland.

•

In March 2024, we entered into a definitive manufacturing, sales, and distribution agreement with Suntory Oceania to expand into the Australia and New Zealand markets. Sales under this arrangement are expected to begin in the fourth quarter of 2024.

•

In March 2024, we entered into an incentive program with Pepsi which is intended to better align our businesses as we look to grow and expand our product portfolio across the U.S. The ultimate impact of the incentive program on the Company’s revenue and margin will be dependent upon achieving the intended outcomes of the program.

•

In April 2024, we entered into a definitive sales and distribution agreement with Suntory France to expand into France. Sales under this arrangement are expected to begin in the fourth quarter of 2024.

We seek to combine nutritional science with mainstream beverages. Our innovative approach involves the use of our proprietary MetaPlus® formulation. This aligns with our aim to offer everyday refreshments by minimizing artificial additives. Unlike many traditional energy drinks or sodas, CELSIUS® products are free from aspartame and high fructose corn syrup and are very low in sodium. Our product’s formulation includes good-for-you ingredients and supplements such as green tea (EGCG), ginger (from the root), calcium, chromium, B vitamins and vitamin C. We use sucralose, a sugar-derived sweetener, found in Splenda®, to sweeten our products, making them low-calorie and an option suitable for consumers monitoring their sugar consumption.

We currently offer three functional energy drink lines:

•

CELSIUS® Originals and Vibe: Our initial 12 fluid ounce product line, offered in various flavors and carbonated and non-carbonated forms. We tailor these beverages to meet a variety of consumer tastes and preferences.

•	CELSIUS ESSENTIALS™: Introduced in 2023, this 16 fluid ounce line is formulated with aminos.

•	CELSIUS® On-the-Go Powder: This line features the same ingredients contained in our functional energy drinks in a convenient powder form.

CELSIUS® ready-to drink products are packaged in a distinctive can that uses vivid colors and abstract patterns to create a strong on-shelf impact. The cans are sold in various packaging units and are designed to provide a clean, crisp and more modern look than our competitors’ products. In addition to being sugar free, our original U.S. ready-to-drink product line is non-GMO, kosher and vegan certified and soy and gluten free.

Our functional energy drinks, on-the-go powders, and supplements are produced by well-established third-party beverage co-packers. Utilizing these co-packers, strategically located across the U.S., enables us to efficiently produce and distribute our products. We procure most ingredients and all packaging materials, while our co-packers handle assembly and charge us a fee on a per-case basis. The shelf life of CELSIUS® products ranges from 15 to 24 months. We, or our co-packers, purchase the raw materials used in our products in accordance with our specifications. Most ingredients are sourced from domestic suppliers, with several reliable options available to us for key components. The ingredients in CELSIUS® products include green tea (EGCG), ginger (from the root), caffeine, B vitamins, vitamin C, taurine, guarana, chromium, calcium, glucuronolactone, sucralose, natural flavors and natural colorings. Packaging materials are sourced from multiple suppliers in the U.S. We believe that our co-packing arrangements and supply sources sufficiently meet our present requirements. Currently, we are not dependent upon any one supplier.

In the U.S. and Canada, we sell CELSIUS® products across many retail segments, including supermarkets, convenience stores, drug stores, nutritional stores, food service providers and mass merchants. We also sell to health clubs, gyms, the military and e-commerce websites. We distribute our products domestically through direct-store delivery, distributors and direct sales to retailers. Additionally, our products are sold online through e-commerce platforms such as Amazon, Instacart, and Walmart.com.

We distribute our products in various foreign regions through regional and country-specific distribution partners. Our international expansion strategy leverages our partnership with Pepsi, capitalizing on their extensive distribution network. We currently utilize this network and plan to continue doing so as we continue to prioritize our future growth.

Our consumer base primarily consists of distributors, e-commerce retailers, and various brick-and-mortar outlets such as grocery and convenience stores, club stores, and health-focused locations such as gyms and nutrition stores. While a significant portion of our products are sold through third-party distributors, we also engage in direct sales to various consumer-facing retailers. To support and incentivize the distribution, sales and marketing of our products, we rely on and provide various financial incentives. These incentives include but are not limited to, volume-based rebates and promotions, placement fees, listing fees, and other discounts.

In our sales and marketing approach, we prioritize differentiation, ensuring our brands and products stand out visually and distinctively from other beverages on the shelves of retailers. We continuously review and refresh our products and packaging to maintain uniqueness and appeal. In addition to maximizing product visibility in stores, we focus on developing brand awareness through targeted marketing initiatives, such as sporting events, print, radio, and television advertising, alongside direct sponsorships and endorsements to promote our brands. Additionally, our branded vehicles are deployed at events for product sampling and enhancing consumer engagement.

Our principal executive offices are located at 2424 N. Federal Highway, Suite 208, Boca Raton, Florida 33431 and our telephone number is (561) 276-2239. We were incorporated in Nevada in 2005 under the name “Vector Ventures, Inc.” and were originally engaged in mineral exploration. Such business was unsuccessful. In a reverse merger in 2007, we acquired the Celsius® beverage business of Elite FX, Inc., a Florida corporation engaged in the development of “functional” beverages since 2004, and subsequently changed our name to Celsius Holdings, Inc. Our corporate website is www.celsius.com. The information contained on or accessible through our website is not part of this prospectus.

USE OF PROCEEDS

The price or prices to the public of our securities and any net proceeds we expect to receive from the sale of such securities will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, any proceeds we receive from the sale of the securities to which this prospectus relates will be used for general corporate purposes. We will have significant discretion in the use of any net proceeds we receive and may invest the net proceeds temporarily until we use them for their stated purpose.

DESCRIPTION OF CAPITAL STOCK

The following summarizes certain material terms and provisions of our common stock and our preferred stock. It does not purport to be complete, however, and is qualified in its entirety by reference to our Articles of Incorporation (as amended, the “Charter”) and our Amended and Restated Bylaws (as amended, the “Amended Bylaws”), which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and the Nevada Revised Statutes (the “NRS”).

Overview - Authorized and Outstanding Shares

Our authorized capital stock consists of 302,500,000 shares of capital stock, of which: (i) 300,000,000 shares are designated as common stock, par value $0.001 per share (“common stock”); and (ii) 2,500,000 shares are designated as preferred stock, par value $0.001 per share (“preferred stock”).

Our Board of Directors (the “Board”) may issue shares of preferred stock, in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the Board.

As of April 30, 2024, we had 233,081,303 shares of Common Stock issued and outstanding, and 1,466,666 shares of our Series A Convertible Preferred Stock issued and outstanding (“Series A Preferred”).

The following descriptions set forth certain general terms and provisions of our common stock and preferred stock to which a prospectus supplement may relate. The particular terms of the shares of common stock and preferred stock being offered and the extent to which the general provisions may apply will be described in the applicable prospectus supplement. If so indicated in the applicable prospectus supplement, the terms of any series of shares of capital stock may differ from the terms set forth below, except with respect to those terms required by our Charter and Amended Bylaws.

Voting Rights

The holders of shares of common stock are entitled to one vote per share in connection with any matter submitted to a vote of stockholders. Subject to limited exceptions, the Series A Preferred has no voting rights.

Dividend Rights

Subject to any preferential dividend rights of holders of any then outstanding shares of our preferred stock and the NRS, the holders of shares of common stock are entitled to ratably receive such dividends, if any, as may be declared from time to time by the Board in its discretion out of funds legally available therefor.

Liquidation Rights

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Company, after payments to creditors and subject to any preferential liquidation, dissolution or winding up rights of holders of any then outstanding shares of our preferred stock, the holders of shares of common stock are entitled to share ratably in all of our remaining assets and funds available for distribution to holders of shares of common stock.

Other Matters

Holders of shares of common stock do not have any preemptive, subscription, redemption or conversion rights, and there are no sinking fund provisions with respect to our common stock. All of the shares of the common stock currently issued and outstanding have been validly issued and are fully-paid and nonassessable.

No Cumulative Voting; Quorum

The Charter does not provide for cumulative voting of shares of the common stock. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election.

Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Direct Transfer LLC. The transfer agent’s address is 1 Glenwood Avenue, STE 1001, Raleigh, NC 27603.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “CELH.”

Provisions of Nevada Law, our Charter and our Amended Bylaws That May Make the Acquisition of Control of us More Difficult

Authorized but Unissued Shares

Our authorized but unissued shares of our common stock may be issued without stockholder approval except as required by law or by any stock exchange on which our common stock may be listed. These additional shares may be utilized for a variety of corporate purposes, including, without limitation, public offerings to raise additional capital, acquisitions and employee benefit plans. In addition, the Board may authorize, without stockholder approval, the issuance of preferred stock, in one or more series, with voting rights or other rights or preferences designated from time to time by the Board . The existence of authorized but unissued shares of common stock or preferred stock may enable the Board to render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Special Meetings of Stockholders; Stockholder Action by Written Consent

Our Amended Bylaws provide that special meetings of our stockholders may be called for any purpose at any time by or at the direction of the Board or by the Chairman of the Board at the request of holders of not less than a majority of the combined voting power of the common stock.

Pursuant to Section 78.320 of the NRS, unless our articles of incorporation or bylaws provide otherwise, any action required to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted. Neither our Charter nor our Amended Bylaws prohibit action by written consent, and our Amended Bylaws expressly permit stockholder action by written consent.

Advance Notice Requirements for Stockholder Proposals and Nominations of Directors

Our Amended Bylaws require stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at an annual or special meeting of stockholders, to provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the Company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our Amended Bylaws also specify certain requirements as to the form and content of such stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at an annual or special meeting of stockholders.

Amendment of Articles of Incorporation or Bylaws

Our Charter and Amended Bylaws provide that the Board is expressly authorized to alter, amend, rescind or repeal, in whole or in part, our Amended Bylaws without a stockholder vote in any matter not inconsistent with Nevada law and our Charter. Under Nevada law, our stockholders may also adopt, amend or repeal our Amended Bylaws.

The NRS provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s articles of incorporation unless the articles of incorporation requires a greater percentage.

Business Combinations

The NRS generally prohibits a publicly traded Nevada corporation with at least 200 stockholders of record from engaging in various “combination” transactions with any interested stockholder for a period of up to four years after the date of the transaction in which the person became an interested stockholder, unless the combination or transaction was approved by the Board before such person became an interested stockholder or the combination is approved by the Board, if within two years after the date in which the person became an interested stockholder, and is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% (for a combination within two years after becoming an interested stockholder) or a majority (for combinations between two and four years thereafter) of the outstanding voting power held by disinterested stockholders. Alternatively, a corporation may engage in a combination with an interested stockholder more than two years after such person becomes an interested stockholder if:

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the consideration to be paid to the holders of the corporation’s stock, other than the interested stockholder, is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or the transaction in which it became an interested stockholder, whichever is higher, plus interest compounded annually, (b) the market value per share of common stock on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, less certain dividends paid or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher; and

•	the interested stockholder has not become the owner of any additional voting shares since the date of becoming an interested stockholder except by certain permitted transactions.

A “combination” is generally defined to include (i) mergers or consolidations with the “interested stockholder” or an affiliate or associate of the interested stockholder, (ii) any sale, lease exchange, mortgage, pledge, transfer or other disposition of assets of the corporation, in one transaction or a series of transactions, to or with the interested stockholder or an affiliate or associate of the interested stockholder: (a) having an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) having an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation or (c) representing more than 10% of the earning power or net income (determined on a consolidated basis) of the corporation, (iii) any issuance or transfer of securities to the interested stockholder or an affiliate or associate of the interested stockholder, in one transaction or a series of transactions, having an aggregate market value equal to 5% or more of the aggregate market value of all of the outstanding voting shares of the corporation (other than under the exercise of warrants or rights to purchase shares offered, or a dividend or distribution made pro rata to all stockholders of the corporation), (iv) adoption of a plan or proposal for liquidation or dissolution of the corporation with the interested stockholder or an affiliate or associate of the interested stockholder and (v) certain other transactions having the effect of increasing the proportionate share of voting securities beneficially owned by the interested stockholder or an affiliate or associate of the interested stockholder.

In general, an “interested stockholder” means any person who (i) beneficially owns, directly or indirectly, 10% or more of the voting power of the outstanding voting shares of a corporation, or (ii) is an affiliate or associate of the corporation that beneficially owned, within two years prior to the date in question, 10% or more of the voting power of the then-outstanding shares of the corporation.

We have opted out of the “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS in our Charter.

Control Share Acquisitions

The “control share” statute of the NRS applies to “issuing corporations” that are Nevada corporations doing business, directly or through an affiliate, in Nevada, and having at least 200 stockholders of record, including at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation. The control share statute prohibits an acquirer, under certain circumstances, from voting its “control shares” of an issuing corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the issuing corporation’s disinterested stockholders or unless the issuing corporation amends its articles of incorporation or bylaws within 10 days of the acquisition. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power of a corporation. Generally, once an acquirer crosses one of the foregoing thresholds, those shares acquired in an acquisition or offer to acquire in an acquisition and acquired within 90 days immediately preceding the date that the acquirer crosses one of the thresholds become “control shares,” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. In addition, the corporation, if provided in its articles of incorporation or bylaws in effect on the 10th day following the acquisition of a controlling interest, may cause the redemption of all of the control shares at the average price paid for such shares if the stockholders do not accord the control shares full voting rights. If control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who did not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

Even if a Nevada corporation has not opted out of the control share statute prior to an acquisition of control shares, Nevada law provides that it may opt out of the control share statute by amending its articles of incorporation or bylaws within 10 days of the acquisition.

We have opted out of the “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, in our Charter.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any debt securities, preferred stock, warrants or units issued by us that may be offered and sold pursuant to this prospectus. The terms of the offering of any such securities, including the initial offering price and the net proceeds to us, will be contained in the applicable prospectus supplement.

SELLING SECURITYHOLDERS

Selling securityholders named in any supplement to this prospectus (the “selling securityholders”) may from time to time offer and sell our securities pursuant to this prospectus and the applicable prospectus supplement. Selling securityholders are persons or entities that, directly or indirectly, have acquired or from time to time acquire our securities. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or agree to register their securities for resale.

The applicable prospectus supplement will set forth the name of each selling securityholder and the number of securities beneficially owned by each such selling securityholder that are covered by such prospectus supplement and certain other information applicable to an offer and sale by such selling securityholder(s) pursuant to this prospectus and the applicable prospectus supplement.

PLAN OF DISTRIBUTION

General

We may sell the securities from time to time pursuant to underwritten public offerings, “at-the-market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, dealers or agents;

•	the name or names of any selling securityholders;

•	the purchase price of the securities or other consideration therefor, and the proceeds, we will receive from the sale;

•	any over-allotment or other options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. If a dealer is used in the sale of securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship. We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered under this prospectus will be passed upon for us by Greenberg Traurig, LLP.

EXPERTS

The consolidated financial statements of Celsius Holdings, Inc. appearing in its Annual Report on Form 10-K for the year ended December 31, 2023, and the effectiveness of Celsius Holdings, Inc.’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, which are included in such Annual Report on Form 10-K for the year ended December 31, 2023 and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the SEC on May 7, 2024;

•	our Current Reports on Form 8-K filed with the SEC on January 19, 2024, February 2, 2024, March 26, 2024 and March 28, 2024;

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our Definitive Proxy Statement on Schedule 14A filed in connection with our Annual Meeting of Stockholders to be held on May 28, 2024, filed with the SEC on April 12, 2024 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2023); and

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the description of our Common Stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024, including any amendment or report filed with the SEC for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02, 7.01 or 9.01 of Form 8-K or any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide without charge to each person, including any shareholder, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus (excluding exhibits unless specifically incorporated by reference into those documents). Please direct requests to us at the following address:

Celsius Holdings, Inc.

2424 N. Federal Highway, Suite 208

Boca Raton, Florida 33431

Phone: (561) 276-2239

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

Our website address is www.celsius.com. The information contained on, or accessible through, our website is not incorporated into this prospectus and does not form a part hereof.